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                                EXHIBIT 2(d)(ii)

                     FORM OF NOTICE OF GUARANTEED DELIVERY
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
Any questions regarding this form or the Offer may be directed to Shareholder
  Communications Corporation, the Information Agent, at (800) 733-8481, extension
350.                                                                                         [PILGRIM AMERICA LOGO]
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                        PILGRIM AMERICA PRIME RATE TRUST


                        NON-TRANSFERABLE RIGHTS OFFERING


                         NOTICE OF GUARANTEED DELIVERY


                   TO BE DELIVERED PRIOR TO NOVEMBER 12, 1996


                           5:00 EASTERN STANDARD TIME


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As set forth in the Prospectus under "The Offer -- Payment for Shares," this form or one substantially equivalent hereto may be used by a New York Stock Exchange or National Association of Securities Dealers, Inc. ("NASD") member or by a bank or trust company with an office or correspondent in the United States as a means of effecting a subscription on behalf of a shareholder pursuant to the rights offering (the "Offer") of shares of beneficial interest of the Trust. The form may be delivered by hand or sent by facsimile transmission, express mail or overnight courier or first class mail to the Subscription Agent prior to 5:00 p.m., Eastern Standard Time, on Tuesday, November 12, 1996 (the "Expiration Date"). If sent by facsimile, the original executed form must also be sent promptly thereafter by hand or mail delivery.


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         THE SUBSCRIPTION AGENT IS STATE STREET BANK AND TRUST COMPANY.

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
BY EXPRESS MAIL OR OVERNIGHT           BY FIRST CLASS MAIL:                   BY HAND DELIVERY TO NEW YORK
COURIER:                               PILGRIM AMERICA PRIME RATE TRUST       DELIVERY WINDOW:
PILGRIM AMERICA PRIME RATE TRUST       C/O STATE STREET BANK AND TRUST        PILGRIM AMERICA PRIME RATE TRUST
C/O BOSTON EQUISERVE                   COMPANY                                C/O BANC BOSTON TRUST COMPANY OF
150 ROYALL STREET                      P.O. BOX 9061                          NEW YORK
MAIL STOP #45-02-53                    BOSTON, MA 02205                       55 BROADWAY, 3RD FLOOR
CANTON, MA 02021                                                              NEW YORK, NY 10006
BY FACSIMILE (TELECOPIER):
(617) 774-4519
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FACSIMILE DELIVERY MAY BE
CONFIRMED BY TELEPHONE TO:
(617) 774-4511
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DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A
TELECOPY OR FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE
A VALID DELIVERY.


This notice specifies the number of shares subscribed for under both the Primary Subscription and the Over-Subscription Privilege, and guarantees payment for all subscribed shares and delivery of confirmed exercise instructions electronically or by a form of the enclosed Beneficial Owner Certificate, no later than the close of business on November 12, 1996. Failure to deliver such exercise instructions and payments will result in a shareholder's forfeiture of the Rights. In the event the Subscription Price exceeds the Estimated Subscription Price, an invoice for any additional amounts due will be sent by November 27, 1996 (the "Confirmation Date"). Payment for such additional amounts, if any, must be made by December 6, 1996. In the event the Subscription Price is less than the Estimated Subscription Price, the Subscription Agent will mail a refund to exercising shareholders.


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                         NOTICE OF GUARANTEED DELIVERY

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GUARANTEE


The undersigned, a member firm of the New York Stock Exchange or the NASD or a bank or trust company having an office or correspondent in the United States, guarantees delivery to the Subscription Agent of (a) payment of the Estimated Subscription Price of $9.XX per share for the total number of Shares subscribed for pursuant to the Primary Subscription and for any additional Shares subscribed for pursuant to the Over-Subscription Privilege, as indicated herein together with confirmed exercise instructions by the close of business on November 15, 1996, and (b) payment of any additional invoice amounts, as described above, by the close of business on December 6, 1996.


BROKER ASSIGNED CONTROL NUMBER

Please assign a unique control number to each guarantee submitted. This number needs to be referenced on any direct delivery of Rights or any delivery through DTC.

Broker Assigned Control Number
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
  1. Primary Subscription   Number of Rights to be          Number of Primary Shares            Payment amount based on
                            exercised:                      requested for which you are         Estimated Subscription
                                                            guaranteeing delivery of Rights     Price of $9.XX per share.
                                                            and payment:
                            --------------------------      -------------------- x $9.XX =      $ ----------------
                                                            (Rights/by 5)
  2. Over-Subscription                                      Number of Over-Subscription         Payment amount based on
     Privilege                                              Shares requested for which you      Estimated Subscription
                                                            are guaranteeing payment:           Price of $9.XX per share.
                                                            -------------------- x $9.XX =      $ ----------------
  3. Totals                                                 Total Number of Rights              Total Payment:
                                                            Subscribed For:
                                                            -------------------- x $9.XX =      $ ----------------
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 Method of Delivery (Check one)

 / / Through DTC         / / Directly to State Street Bank and Trust Company, as
                             Subscription Agent

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IF PROVIDING FOR GUARANTEED DELIVERY ON BEHALF OF A REGISTERED SHAREHOLDER(S),
PLEASE LIST THE CONTROL NUMBER(S) BELOW.


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
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 Name of Firm                                                     Authorized Signature

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 DTC Participant Number                                           Title

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 Address                                                          Name (Please Type or Print)

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 City                                   State         Zip Code    Phone Number            Facsimile Number

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 Contact Name                                                     Date

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